Exhibit 99.1
PRESS RELEASE

Contact:	Jeffrey W. Kip
Senior Vice President, Chief Financial Officer
Phone:	(314) 633-7289
Panera Bread Reports Second Quarter EPS of $0.44
HIGHLIGHTS
-   Second quarter revenues increased 30% to $197 million from comparable period in 2005
-   System-wide comparable bakery-cafe sales increased 3.2% in the second quarter
-   43 new bakery-cafes opened in second quarter bringing system-wide bakery-cafes open to 939
-   Fiscal 2006 full year earnings per diluted share target widened to $1.93 to $2.00
St. Louis, MO, July 25, 2006 — Panera Bread Company (Nasdaq:PNRA) today reported net income of $14 million, or $0.44 per diluted share, for the second quarter ended June 27, 2006. As described in the following paragraphs, the prior year results are not comparable to the current year results as the Company adopted a new quarterly reporting calendar in 2006 and began expensing stock options in 2006. Reported earnings per diluted share for the 12 weeks ended July 12, 2005 (second quarter 2005) was $0.33 per share. Comparable calendar earnings per diluted share inclusive of footnote option expense was $0.30 per share for the thirteen weeks ended June 28, 2005. Therefore, the increase in earnings per share inclusive of stock option expense for the second quarter of 2006 versus the comparable period in 2005 was 47%. A reconciliation of pro forma measurements to GAAP results is attached as Schedule ll.
For the twenty-six weeks ended June 27, 2006, earnings per diluted share was $0.91 per share. Reported earnings per diluted share for the twenty-eight weeks ended July 12, 2005 was $0.77 per share. Comparable calendar earnings per diluted share inclusive of footnote option expense was $0.66 per share for the twenty-six weeks ended June 28, 2005. Therefore, the increase in earnings per share inclusive of stock option expense for the year to date 2006 versus the comparable period in 2005 was 38%.
As previously reported, the Company adopted a new quarterly calendar in 2006 whereby each of its quarters include 13 weeks (4-5-4), rather than its prior calendar which had 16 weeks in the first quarter and 12 weeks in the second, third, and fourth quarters. In addition, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”) at the beginning of its 2006 first quarter using the modified prospective transition method and recognized $1.4 million in stock-based compensation cost related to stock options in the second quarter of 2006. Prior to the adoption of SFAS 123R in 2006, the Company did not recognize stock-based compensation costs because it accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.
The Company’s second quarter consolidated statements of operations and margin analysis are attached as Schedule I. The following tables set forth, for the periods indicated, certain items included in the Company’s consolidated statements of operations (in thousands, except per share data and percentages):

	13 Weeks Ended	13 Weeks Ended	Percentage		12 Weeks Ended
	June 27, 2006	June 28, 2005	Increase		July 12, 2005

Total revenue	$197,135	$151,908	30%		$140,172
Net income	$14,052	$10,703	49%	(1)	$10,429
Diluted earnings per share	$0.44	$0.34	47%	(1)	$0.33
Shares used in diluted EPS calculation	32,042	31,653			31,689
(1) Percentage increase in net income and diluted EPS for comparable calendar is shown inclusive of footnote stock option expense of $0.04 for the 13 weeks ended June 28, 2005. See Schedule II for further information.

	26 Weeks Ended	26 Weeks Ended	Percentage		28 Weeks Ended
	June 27, 2006	June 28, 2005	Increase		July 12, 2005

Total revenue	$391,106	$296,045	32%		$318,320
Net income	$29,065	$22,925	40%	(2)	$24,352
Diluted earnings per share	$0.91	$0.73	38%	(2)	$0.77
Shares used in diluted EPS calculation	32,010	31,512			31,531
(2) Percentage increase in net income and diluted EPS for comparable calendar is shown inclusive of footnote stock option expense of $0.07 for the 26 weeks ended June 28, 2005. See Schedule II for further information.
As of June 27, 2006, there were 939 Panera Bread bakery-cafes open. During the quarter ended June 27, 2006, 43 new bakery-cafes were opened and 1 was closed. The breakdown of bakery-cafes by Company-owned and franchise-operated is as follows:

	Company-owned	Franchise-operated	Total System

Bakery-cafes as of March 28, 2006	319	578	897
Bakery-cafes opened	18	25	43
Bakery-cafes closed	—	1	1

Bakery-cafes as of June 27, 2006	337	602	939
Second Quarter 2006 Key Metrics
The Company’s key metrics showed continued strength in the second quarter. During the second quarter, system-wide comparable bakery-cafe sales increased 3.2% (3.7% Company-owned and 3.0% franchise-operated) resulting in system-wide average weekly sales increasing 1.6% to $38,621. System-wide operating weeks in the second quarter totaled 11,919. During the second quarter, 43 new bakery-cafes opened system-wide (18 Company-owned and 25 franchise-operated).
Business Outlook — Fiscal 2006
Based on its strong operating results, the Company expects to achieve its previously established full year metrics targets. They are: full year system-wide comparable bakery-cafe sales growth of 4.5% to 6.5%; average weekly sales for full year 2006 in the range of $39,500 to $40,500; operating weeks in the range of 48,500 to 49,000; and bakery-cafe openings of 150 to 160 (70 to 75 company-owned and 80 to 85 franchise-operated). The Company is particularly pleased with the solid pace of new bakery-cafe development in 2006 after an extremely strong second quarter (43 new bakery-cafes in the second quarter of 2006 versus 25 new bakery-cafes in the comparable period of 2005).
Today, the Company is projecting comparable bakery-cafe sales growth for period 7 (the four-week period ending July 25, 2006) in the range of 1.7% to 1.9%. Period 7 projected results are below recent trend, and represent two-year comp sales of 9.6% to 9.8%. This is approximately three percentage points below second quarter two-year comps. Uncertainty also exists as comp sales for the second half of the year are expected to be materially influenced by sales results of the new Crispani® product, currently in operational rollout.
In addition, the gradual introduction of Crispani® is progressing more rapidly than planned, bringing certain startup expenses, such as training and initial marketing costs, forward from the fourth quarter to the third quarter. The earlier operational rollout will lead to somewhat reduced margins in the third quarter, owing to both the cost shift between quarters in the second half, and the longer period of time cafes with Crispani® will operate before full marketing support, which is planned to begin late in the third quarter, is initiated.
In acknowledgement of this greater uncertainty relative to comp sales and Crispani® impact, the Company today widened its fiscal 2006 full year earnings per diluted share target to $1.93 to $2.00. If achieved, this EPS target would represent an increase of 27% to 32% from comparable 2005 results ($1.52 inclusive of footnote stock option expense in 2005).
Finally, the Company today established a third quarter earnings per diluted share target of $0.34 to $0.37, an increase of 0% to 9% from comparable third quarter 2005 results ($0.34 inclusive of footnote stock option expense in 2005). This EPS target reflects incremental costs of the earlier than planned operational rollout of Crispani® of $0.02 to $0.04 per share. In addition, the target includes costs of $0.06-$0.08 per share for training, sampling, and local marketing expenses shifted forward from the fourth quarter to the third.
The guidance for the third quarter target assumes system-wide metrics of: comparable bakery-cafe sales growth of 3.0% to 4.0%; average weekly sales for the quarter of $38,500 to $39,000; operating weeks in the range of 12,400 to 12,450; and 39 bakery-cafe openings (16 company and 23 franchise).
Ron Shaich, chairman and chief executive officer commented, “We expect to meet the targets for all of our 2006 key metrics. As a result, 2006 is shaping up to be another strong year. We are extremely pleased to be in position to deliver 27% to 32% EPS growth while making investments in our business which will fuel our ability to deliver 25% EPS growth for the foreseeable future.”
The Company will discuss second quarter 2006 results in a conference call that will be broadcast on the Internet at 8:30 A.M. Eastern Time on Wednesday, July 26, 2006. To access the call or view a copy of this release (when issued), go to http://www.panerabread.com/investor. Access to the call and the release will be archived for one year.
Included above are franchised and system-wide comparable bakery-cafe sales increases. System-wide sales are a non-GAAP financial measure that includes sales at all Company bakery-cafes and franchise bakery-cafes, as reported by franchisees. Management uses system-wide sales information internally in connection with store development decisions, planning, and budgeting analyses. Management believes system-wide sales information is useful in assessing consumer acceptance of the Company’s brand and facilitates an understanding of the Company’s financial performance as the Company’s franchisees pay royalties and contribute to advertising pools based on a percentage of their sales.
Panera Bread Company owns and franchises bakery-cafes under the Panera Bread® and Saint Louis Bread Co.® names. The Company is a leader in the specialty bread/cafe category due to its unique bread combined with a quick, casual dining experience. Additional information is available on the Company’s website, www.panerabread.com.
Matters discussed in this news release, including any discussion or impact, express or implied, on the Company’s anticipated growth, operating results, and future earnings per share, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “believe”, “positioned”, “estimate”, “project”, “target”, “continue”, “intend”, “expect”, “future”, “anticipates”, and similar expressions. All forward-looking statements included in this release are made only as of the date of this release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that occur or which we hereafter become aware, after that date. Forward-looking information expresses management’s present belief, expectations, or intentions regarding the Company’s future performance. The Company’s actual results could differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties and could be negatively impacted by a number of factors. These factors include but are not limited to the following: inability to execute our growth strategy, including variations in the number, timing, and successful nature of Company and franchise bakery-cafe openings and continued successful operation of bakery-cafes; failure to comply with government regulations; loss of a member of senior management; failure or inability to protect our brand, trademarks, or other proprietary rights; competition; rising insurance costs; disruption in our supply chain or increases in ingredient, product, or other supply costs; disruptions or supply issues in our fresh dough facilities; health concerns about the consumption of certain products; complaints and litigation; risks associated with the acquisition of franchise-operated bakery-cafes; other factors, some of which may be beyond our control, effecting our operating results; and other factors that may affect restaurant owners or retailers in general. These and other risks are discussed from time to time in the Company’s SEC reports, including its Form 10-K for the year ended December 27, 2005 and its quarterly reports on Form 10-Q.

Schedule I
PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share amounts)

	13 Weeks Ended	12 Weeks Ended	13 Weeks Ended
	June 27, 2006	July 12, 2005	June 28, 2005
			(Pro forma) (1)
Revenues:
Bakery-cafe sales	$157,151	$109,112	$117,836
Franchise royalties and fees	15,346	12,109	13,214
Fresh dough sales to franchisees	24,638	18,951	20,858

Total revenue	197,135	140,172	151,908
Costs and expenses:
Bakery-cafe expenses:
Cost of food and paper products	46,215	32,157	34,925
Labor	48,104	33,273	36,250
Occupancy	11,511	8,004	8,408
Other operating expenses	22,276	15,523	17,209

Total bakery-cafe expenses	128,106	88,957	96,792
Fresh dough cost of sales to franchisees	20,783	16,179	17,817
Depreciation and amortization	10,517	7,401	7,868
General and administrative expenses	14,640	10,557	11,795
Pre-opening expenses	1,674	803	895

Total costs and expenses	175,720	123,897	135,167

Operating profit	21,415	16,275	16,741
Interest expense	4	16	17
Other (income) expense, net	(717)	(165)	(131)

Income before income taxes	22,128	16,424	16,855
Income taxes	8,076	5,995	6,152

Net income	$14,052	$10,429	$10,703

Basic net income per share	$0.45	$0.34	$0.35
Diluted net income per share	$0.44	$0.33	$0.34	(2)
Shares used in calculation of basic EPS	31,269	30,871	30,836
Shares used in calculation of diluted EPS	32,042	31,689	31,653
(1)	As previously reported, the Company adopted a new quarterly calendar beginning fiscal 2006 whereby each of its quarters include 13 weeks (4 week, 5 week, and 4 week period progressions in each quarter), rather than its previous quarterly calendar which had 16 weeks in the first quarter and 12 weeks in the second, third and fourth quarters (4 week period progressions in each quarter). As such, for the second quarter of fiscal 2006, the statements above present the consolidated statement of operations of the Company for the 13 weeks ended June 27, 2006. For the second quarter of fiscal 2005, the statements above present the consolidated statement of operations of the Company for the 12 weeks ended July 12, 2005 and the pro forma consolidated statement of operations of the Company for the 13 weeks ended June 28, 2005, as if the new quarterly calendar had been adopted for the second quarter of fiscal 2005.
(2)	Prior to the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payment,” in fiscal 2006, the Company elected to follow the provisions of Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees,” in accordance with SFAS No. 123 (“SFAS 123”), “Accounting for Stock-Based Compensation,” as amended by SFAS 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of SFAS 123,” and provide the required pro forma disclosure in the footnotes to the financial statements as if the measurement provisions of SFAS 123 had been adopted. Accordingly, no compensation costs have been recognized in the Consolidated Statements of Operations for stock option plans prior to fiscal 2006. Under the new quarterly calendar, stock-based compensation costs would have decreased the pro forma earnings per diluted share by $0.04 for the second quarter of fiscal 2005. See Schedule II for further information.

Schedule I (continued)
PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share amounts)

	26 Weeks Ended	28 Weeks Ended	26 Weeks Ended
	June 27, 2006	July 12, 2005	June 28, 2005
			(Pro forma) (1)
Revenues:
Bakery-cafe sales	$312,231	$245,906	$228,395
Franchise royalties and fees	29,814	27,526	25,662
Fresh dough sales to franchisees	49,061	44,888	41,988

Total revenue	391,106	318,320	296,045
Costs and expenses:
Bakery-cafe expenses:
Cost of food and paper products	91,958	69,571	64,403
Labor	95,455	75,521	70,288
Occupancy	22,519	18,186	16,704
Other operating expenses	42,519	34,929	32,718

Total bakery-cafe expenses	252,451	198,207	184,113
Fresh dough cost of sales to franchisees	42,517	39,391	36,821
Depreciation and amortization	20,724	16,534	15,181
General and administrative expenses	28,848	23,796	22,099
Pre-opening expenses	2,484	2,175	1,802

Total costs and expenses	347,024	280,103	260,016

Operating profit	44,082	38,217	36,029
Interest expense	7	28	27
Other (income) expense, net	(1,696)	(161)	(100)

Income before income taxes	45,771	38,350	36,102
Income taxes	16,706	13,998	13,177

Net income	$29,065	$24,352	$22,925

Basic net income per share	$0.93	$0.79	$0.75
Diluted net income per share	$0.91	$0.77	$0.73	(2)
Shares used in calculation of basic EPS	31,218	30,726	30,708
Shares used in calculation of diluted EPS	32,010	31,531	31,512
(1)	As previously reported, the Company adopted a new quarterly calendar beginning fiscal 2006 whereby each of its quarters include 13 weeks (4 week, 5 week, and 4 week period progressions in each quarter), rather than its previous quarterly calendar which had 16 weeks in the first quarter and 12 weeks in the second, third and fourth quarters (4 week period progressions in each quarter). As such, for the first two quarters of fiscal 2006, the statements above present the consolidated statement of operations of the Company for the 26 weeks ended June 27, 2006. For the first two quarters of fiscal 2005, the statements above present the consolidated statement of operations of the Company for the 28 weeks ended July 12, 2005 and the pro forma consolidated statement of operations of the Company for the 26 weeks ended June 28, 2005, as if the new quarterly calendar had been adopted for the first two quarters of fiscal 2005.
(2)	Prior to the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payment,” in fiscal 2006, the Company elected to follow the provisions of Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees,” in accordance with SFAS No. 123 (“SFAS 123”), “Accounting for Stock-Based Compensation,” as amended by SFAS 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of SFAS 123,” and provide the required pro forma disclosure in the footnotes to the financial statements as if the measurement provisions of SFAS 123 had been adopted. Accordingly, no compensation costs have been recognized in the Consolidated Statements of Operations for stock option plans prior to fiscal 2006. Under the new quarterly calendar, stock-based compensation costs would have decreased the pro forma earnings per diluted share by $0.07 for the first two quarters of fiscal 2005. See Schedule II for further information.

Schedule I (continued)
PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
MARGIN ANALYSIS
(unaudited)
The following table sets forth the percentage relationship to total revenues, except where otherwise indicated, of certain items included in the Company’s consolidated statements of operations for the period indicated. Percentages may not add due to rounding:

	13 Weeks Ended	12 Weeks Ended	13 Weeks Ended
	June 27, 2006	July 12, 2005	June 28, 2005
			(Pro forma) (1)
Revenues:
Bakery-cafe sales	79.7%	77.9%	77.6%
Franchise royalties and fees	7.8	8.6	8.7
Fresh dough sales to franchisees	12.5	13.5	13.7

Total revenue	100.0%	100.0%	100.0%
Costs and expenses:
Bakery-cafe expenses (2):
Cost of food and paper products	29.4%	29.5%	29.6%
Labor	30.6	30.5	30.8
Occupancy	7.3	7.3	7.1
Other operating expenses	14.2	14.2	14.6

Total bakery-cafe expenses	81.5	81.5	82.1
Fresh dough cost of sales to franchisees (3)	84.4	85.4	85.4
Depreciation and amortization	5.3	5.3	5.2
General and administrative expenses	7.4	7.5	7.8
Pre-opening expenses	0.8	0.6	0.6

Total costs and expenses	89.1	88.4	89.0

Operating profit	10.9	11.6	11.0
Interest expense	—	—	—
Other (income) expense, net	(0.4)	(0.1)	(0.1)

Income before income taxes	11.2	11.7	11.1
Income taxes	4.1	4.3	4.0

Net income	7.1%	7.4%	7.0%

(1)	As previously reported, the Company adopted a new quarterly calendar beginning fiscal 2006 whereby each of its quarters include 13 weeks (4 week, 5 week, and 4 week period progressions in each quarter), rather than its previous quarterly calendar which had 16 weeks in the first quarter and 12 weeks in the second, third and fourth quarters (4 week period progressions in each quarter). As such, for the second quarter of fiscal 2006, the statements above present the consolidated statement of operations of the Company for the 13 weeks ended June 27, 2006. For the second quarter of fiscal 2005, the statements above present the consolidated statement of operations of the Company for the 12 weeks ended July 12, 2005 and the pro forma consolidated statement of operations of the Company for the 13 weeks ended June 28, 2005, as if the new quarterly calendar had been adopted for the second quarter of fiscal 2005.
(2)	As a percentage of Company bakery-cafe sales.
(3)	As a percentage of fresh dough sales to franchisees.

Schedule I (continued)
PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
MARGIN ANALYSIS
(unaudited)
The following table sets forth the percentage relationship to total revenues, except where otherwise indicated, of certain items included in the Company’s consolidated statements of operations for the period indicated. Percentages may not add due to rounding:

	26 Weeks Ended	28 Weeks Ended	26 Weeks Ended
	June 27, 2006	July 12, 2005	June 28, 2005
			(Pro forma) (1)
Revenues:
Bakery-cafe sales	79.8%	77.3%	77.1%
Franchise royalties and fees	7.6	8.6	8.7
Fresh dough sales to franchisees	12.6	14.1	14.2

Total revenue	100.0%	100.0%	100.0%
Costs and expenses:
Bakery-cafe expenses (2):
Cost of food and paper products	29.5%	28.3%	28.2%
Labor	30.6	30.7	30.8
Occupancy	7.2	7.4	7.3
Other operating expenses	13.6	14.2	14.3

Total bakery-cafe expenses	80.9	80.6	80.6
Fresh dough cost of sales to franchisees (3)	86.7	87.8	87.7
Depreciation and amortization	5.3	5.2	5.1
General and administrative expenses	7.4	7.5	7.5
Pre-opening expenses	0.6	0.7	0.6

Total costs and expenses	88.7	88.0	87.8

Operating profit	11.3	12.0	12.2
Interest expense	—	—	—
Other (income) expense, net	(0.4)	(0.1)	—

Income before income taxes	11.7	12.0	12.2
Income taxes	4.3	4.4	4.5

Net income	7.4%	7.7%	7.7%

(1)	As previously reported, the Company adopted a new quarterly calendar beginning fiscal 2006 whereby each of its quarters include 13 weeks (4 week, 5 week, and 4 week period progressions in each quarter), rather than its previous quarterly calendar which had 16 weeks in the first quarter and 12 weeks in the second, third and fourth quarters (4 week period progressions in each quarter). As such, for the first two quarters of fiscal 2006, the statements above present the consolidated statement of operations of the Company for the 26 weeks ended June 27, 2006. For the first two quarters of fiscal 2005, the statements above present the consolidated statement of operations of the Company for the 28 weeks ended July 12, 2005 and the pro forma consolidated statement of operations of the Company for the 26 weeks ended June 28, 2005, as if the new quarterly calendar had been adopted for the first two quarters of fiscal 2005.
(2)	As a percentage of Company bakery-cafe sales.
(3)	As a percentage of fresh dough sales to franchisees.

Schedule II
PANERA BREAD COMPANY
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(unaudited)
In addition to the results provided in accordance with Generally Accepted Accounting Principles (“GAAP”) throughout this release, the Company has provided non-GAAP measurements to conform 2005 results to the 2006 presentation related to the Company’s quarterly calendar change and stock option expense. As previously reported, the Company adopted a new quarterly calendar in 2006 whereby each of its quarters include 13 weeks (4-5-4), rather than its prior calendar which had 16 weeks in the first quarter and 12 weeks in the second, third, and fourth quarters. In addition, effective December 28, 2005, the beginning of the Company’s first quarter of 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires all stock-based compensation, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. The Company adopted this accounting treatment using the modified prospective transition method, as permitted under SFAS 123R; therefore results for prior periods have not been restated. Prior to the adoption of SFAS 123R, the Company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. Accordingly, stock-based compensation was included as pro forma disclosure in the financial statement footnotes. The Company is providing the table below because management believes it provides useful information to investors regarding the Company’s results of operations by providing prior reported amounts on a basis comparable to that used in the current period. The pro forma net income and earnings per share amounts of $9,437,000 and $0.30, respectively, for the quarter ended June 28, 2005 and $20,718,000 and $0.66, respectively, for the two quarters ended June 28, 2005 are considered “non-GAAP financial measures” under applicable SEC rules because they are adjusted to reflect the effect of the quarterly calendar change and to include stock-based compensation expense that are not included in the directly comparable measures calculated in accordance with GAAP. These non-GAAP financial measures are not a substitute for the reported GAAP measures.
The adjustments for the quarterly calendar change and stock-based compensation expense had the following effect on reported amounts (in thousands, except earnings per share):

	For the quarter ended
		Pro forma	Percentage
	June 27, 2006	July 12, 2005	Increase

Net income, as reported	$14,052	$10,429
Less: Quarterly calendar change adjustment	—	274

Net income, as reported/calendar adjusted 6/28/05	$14,052	$10,703

Less: Stock-based compensation expense included in footnote, net of tax	—	(1,266)

Net income, as reported/pro forma 6/28/05	$14,052	$9,437	49%

Diluted earnings per share, as reported	$0.44	$0.33
Less: Quarterly calendar change adjustment	—	0.01

Net income, as reported/calendar adjusted 6/28/05	$0.44	$0.34

Less: Stock-based compensation expense included in footnote, net of tax	—	(0.04)

Diluted EPS, as reported/pro forma 6/28/05	$0.44	$0.30	47%

Shares used in diluted EPS calculation	32,042	31,653

Schedule II (continued)
PANERA BREAD COMPANY
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(unaudited)

	For the two quarters ended
		Pro forma	Percentage
	June 27, 2006	July 12, 2005	Increase

Net income, as reported	$29,065	$24,352
Less: Quarterly calendar change adjustment	—	(1,427)

Net income, as reported/calendar adjusted 6/28/05	$29,065	$22,925

Less: Stock-based compensation expense included in footnote, net of tax	—	(2,207)

Net income, as reported/pro forma 6/28/05	$29,065	$20,718	40%

Diluted earnings per share, as reported	$0.91	$0.77
Less: Quarterly calendar change adjustment	—	(0.04)

Net income, as reported/calendar adjusted 6/28/05	$0.91	$0.73

Less: Stock-based compensation expense included in footnote, net of tax	—	(0.07)

Diluted EPS, as reported/pro forma 6/28/05	$0.91	$0.66	38%

Shares used in diluted EPS calculation	32,010	31,512